UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: December 21, 2005

                              Liska Biometry, Inc.
             (Exact name of registrant as specified in its chapter)

         Florida                         333-94265                061562447
         -------                         ---------                ---------
(State or other jurisdiction      (Commission File Number)     (IRS Employer
    of incorporation)                                        Identification No.)

                                 100 Main Street
                           Dover, New Hampshire 03820
               (Address of principal executive offices) (Zip Code)

                                 1-603-540-0828
          (Telephone number, including area code, of agent for service)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 23 0.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240. 14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240. 13e-4(c))


INFORMATION TO BE INCLUDED IN THE REPORT


LISKA BIOMETRY, INC. is referred to hereafter as "the Company," "we," or "our."

Item 1.01. ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT.

Liska Biometry, Inc. (the "Liska") entered into a Letter of Intent dated as of December 19, 2005 with Digital Card Systems, Inc. ("Digital Card") regarding Liska's acquisition of all of the issued and outstanding capital stock of Digital Card, subject to certain adjustments at the closing of the acquisition, plus assumption of certain related costs and expenses. The Letter of Intent is subject to various conditions and approvals and contemplates that the acquisition would be effected through the merger of Digital Card with and into Liska or through a share exchange of all of the outstanding shares of Digital Card in exchange for 25 million shares of Liska, with Liska as the surviving or parent corporation in the merger. A copy of the Letter of Intent is attached as
Exhibit 10.1 to this Current Report on Form 8-K.


On December 21, 2005, Liska shall issue a press release (the "Press Release") regarding the execution of the Letter of Intent. The Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.


Item 7. Financial Statements and Exhibits.
(c) Exhibits

10.1     Letter of Intent between Liska Biometry and

99.1     Press Release dated December 21, 2005

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2005

Liska Biometry, Inc.

By /s/ Chris LeClerc
Chris LeClerc
President and Director

                                INDEX TO EXHIBITS

Exhibit No.

10.1     Letter of Intent between Liska Biometry, Inc. and Digital Card Systems,
         Inc.

99.1     Press Release dated December 21, 2005